Exhibit 10.90

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(b), 4(2) OR 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CE-1	$ 149,500.00_

12% CONVERTIBLE NOTE DUE 72 MONTHS FROM ORIGINAL ISSUANCE DATE

THIS NOTE is a duly authorized note issued by National Automation Services, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), designated as its 12% Convertible Notes (the “Notes”) due in 72 months from the Original Issuance Date (the “Maturity Date”), issued on August 12, 2013 (the “Original Issuance Date”) in an aggregate principal amount of One Hundred Forty Nine Thousand Five Hundred Dollars (US $149,500.00).

FOR VALUE RECEIVED, the Company promises to pay to The Entrust Group Inc. fbo Sharon V. Kinney IRA #60-01250 with the personal residence located at the address listed below (the “Holder”) the principal sum of One Hundred Forty Nine Thousand Five Hundred Dollars (US $149,500.00), on or prior to the Maturity Date and to pay interest to the Holder on the principal sum at a flat rate of 12% of the principal amount of the Note.  Interest shall accrue daily commencing on the Original Issuance Date until payment in full of the principal sum is made.  Interest is to be paid to the Holder on the anniversary of the Issuance Date.  The Holder retains the option to convert the interest into shares at the closing market price of the Issuance Date anniversary in lieu of cash payment and agrees to provide at least (10) days notice prior to Issuance Date.   However, Holder agrees that the converted shares under this option will not be issued until the next anniversary of the Issuance Date.  At such time they will be free trading under the provision of Section 2 hereof.  No notice is required to receive cash interest payments.

Holder retains “Call” protection, protection from the Company prepaying all or a portion of the Note before Maturity Date.  This Call protection is a penalty interest that is payable in addition to the regular 12% interest due on the Note at the following rates:

•	Called within First Year- 15% interest + principle
•	Called within Second Year – 15% interest + principle
•	Called within Third Year – 12% interest + principle
•	Called within Fourth Year – 12% interest + principle
•	Called within Fifth Year – 6% interest + principle

Company also agrees to retain Sean Sego at least as officer or Board member, at the Company’s option, with all the privileges and compensation of such position for the duration of the Note as a measure of oversight.

    If at any time after the Original Issuance Date an Event of Default has occurred, the Holder shall be entitled to remedies under Section 2 hereof. This is not a Public Offering and is being offered to accredited investors only.

This Note is subject to the following additional provisions:

Section 1.	Events of Default and Remedies.

I.             “Event of Default,” when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)           any default in the payment of the principal of or interest on this Note as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

(b)           the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, and such failure or breach shall not have been remedied within fifteen (15) Business Days of its receipt of notice of such failure or breach;

(c)           the Company shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains un-dismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

II.           Remedies         If any Event of Default occurs and continues, then the Holder may, by notice to the Company, accelerate all of the payments due under this Note by declaring all amounts so due under this Note, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

(a)           The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, and proceed to enforce the payment of this Note. The Company agrees to pay reasonable costs of collection incurred by Holder and its counsel upon a default and failure of the Company to pay the Note in a timely manner.

(b)           Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

(c)           As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Notes and accrued interest thereon at the Conversion Price upon giving a Notice of Conversion to the Company.  Except as otherwise provided herein, the Company shall not have the right to object to the conversion and it shall release the shares of Common Stock so elected.

Section 2.	Conversion.

(a)           Upon Maturity or at the discretion of the Holder, any unpaid principal amount of this Note plus any accrued interest thereon shall be convertible into shares of Common Stock at a Fifty Percent (50%) discount to the lowest closing market price in the previous 90 days of trading to the date of Notice of Conversion provided to the Company.  (the “Conversion Price”), at the option of the Holder, in whole or in part  Shares issued upon conversion shall become free trading stock as promulgated by the rules and regulations of the U. S. Securities and Exchange Commission. The date on which such conversion is to be effected (the “Conversion Date”). The Holder shall effect conversions by surrendering the Note to be converted to the Company, together with the form of notice attached hereto as Exhibit A (“Notice of Conversion”).  The Notice of Conversion shall specify the amount of principal and accrued interest to be converted. The Notice of Conversion, once given, shall be irrevocable.  If, at Maturity, the Holder is converting less than all of the principal and interest amounts represented by this Note, the Company shall deliver to the Holder a cash payment equal to the amount of principal and interest, which is not converted at Maturity.  Upon conversion in full of the Note or upon payment in full on or before the Maturity Date, the Purchaser shall return the Note to the Company for cancellation.  Upon maturity of this Note, the debt owed by the Company is considered to comply with the Securities Act of 1933 and Holder, upon conversion, can seek and render a legal opinion from qualified legal counsel to have the restrictions lifted from the security.

(b)           The Company shall use reasonable efforts to deliver to the Holder not later than ten (10) Business Days after the Conversion Date, (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note, and once this Note so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder a Note in the principal amount, if any, of this Note not then converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of this Note until this Note is either delivered for conversion to the Company or the Holder notifies the Company that this Note has been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction.

(c)           No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up or down to the nearest whole share.

(d)           The issuance of a certificate or certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)           The portion of the principal amount and accrued but unpaid interest on the Note, if any, which is converted into Common Stock shall be canceled upon conversion.

(f)            The Notice of Conversion (Exhibit A) shall be given to the Company ten (10) days prior to the anniversary of Issuance Date or Maturity and shall be effected on the Maturity Date no later than 5:00 p.m. Nevada time on such Day.  In the event that the Notice of Conversion is deemed given to the Company after 5:00 p.m. Nevada time on any Business Day or at any time on a day that is not a Business Day, Notice of Conversion will be deemed given on the following Business Day.

Section 3.             Absolute Payment Obligation;   Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.  Notwithstanding the foregoing, the Company reserves the right to enter into a variety of funding agreements at any time during the period of this Note with terms and conditions dictated by market conditions and the capital needs of the Company.

Section 4.             Loss, Theft, Mutilation or Destruction.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Note, and, if requested by the Company, an agreement to indemnify the Company in form reasonably acceptable to the Company.

Section 5.             Payment Dates.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

Section 6.             Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, by facsimile transmission against facsimile confirmation, electronic mail, or mailed by recognized overnight courier prepaid, to any officer of the Company at the following addresses:

If to the Company:	National Automation Services, Inc.
P.O. Box 400775
Las Vegas, NV 89140

Bobchance53@yahoo.com
Attn: Robert W. Chance, President & CEO

The Entrust Group Inc. fbo Sharon V Kinney #60-01250
If to the Holder:	14269 Isanti Street NE
Ham Lake, MN 55304
shmikinn@aol.com

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 8, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 8, be deemed given upon facsimile confirmation, (c) if delivered by overnight courier to the address as provided in this Section 8, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt and (d) if by electronic mail, when directed to an electronic mail address provided for in this Section 8, be deemed given upon delivery (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8). Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 7.               Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 8.               Invalidity.  If any provision of this Note is held to be invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 9.               Rules of Construction. By its acceptance of this Note, Holder acknowledges and agrees that he has been represented by counsel during the negotiation and execution of this Note, and therefore he waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 10.             Governing Law.  This Note shall be construed and enforced in accordance with and governed by the internal laws of the State of Nevada, without regard to its principles of conflicts of laws.

Section 11.             Consent to Jurisdiction; Service of Process.  The Company and Holder, by his acceptance of this Note, each irrevocably consents and agrees that any proceeding commenced by it arising out of or relating to this Note shall be brought only in the applicable court in the State of Nevada in any other manner provided by applicable law.

Section 12.             Waiver of Jury Trial. The Company and Holder, by his acceptance of this Note, each irrevocably waives any and all right to trial by jury in any proceeding arising out of or related to this Note.

Section 13.             Transfer; Assignment.  This Note is not transferable, negotiable or assignable by Holder except pursuant to the laws of descent and distribution.

Section 14.             Headings.  Headings are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

NATIONAL AUTOMATION SERVICES, INC.
By:
Name: Robert W. Chance
Title: President & CEO

Note Holder:
The Entrust Group Inc. fbo Sharon V Kinney #60-01250

:
Read & Approved

Exhibit A
Notice of Conversion

The undersigned hereby irrevocably elects to convert Note No. CE-1 into shares of the Common Stock of National Automation Services, Inc. (the “Company”) according to the provisions hereof, as of the date written below.

Conversion Calculations

Date to Effect Conversion

Principal Amount of Note & Interest Accrued to be Converted at “Conversion Price”

Number of Shares of Company Common Stock to be Issued Upon Conversion

Signature of Holder

Name of Holder

Address of Holder